Exhibit 10.42
THIRD AMENDMENT TO LEASE AGREEMENT
     THIS THIRD AMENDMENT TO LEASE AGREEMENT shall supplement and form a part of a lease agreement (“Lease”) dated July 23, 1999 as amended November 29, 1999 and January 30, 2006, by and between CB PARKWAY BUSINESS CENTER V, LTD., a Texas limited partnership (“Landlord”), and REALPAGE, INC., a Delaware corporation successor-in-interest to REALPAGE, INC., a Texas corporation (“Tenant”), for Suite 1000, 4000 International Parkway, Carrollton, Texas, as more particularly described upon Exhibit A to the Lease. The Lease is incorporated herein by reference.
     IN CONSIDERATION OF the mutual covenants and conditions stated in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	Defined Terms. All capitalized terms utilized herein and not defined herein shall have the meanings ascribed thereto in the Lease.

2.	Term. Landlord and Tenant hereby agree that the Term of the Lease as to that certain 98,223 Rentable Square Feet of space, shall be extended from August 31, 2009 to August 31, 2016.

3.	Rent.

Basic Rental. Commencing on September 1, 2006 through the expiration date or August 31, 2016, the Basic Rental shall be as follows:

	Annual Rate per
	Rentable Square
Square Feet	Footage	Months	Monthly Amount
98,223	$20.00/rsf	09/01/2006-09/30/2006	$163,705.00
98,223	$20.00/rsf	10/01/2006-01/31/2007	$163,705.00	*/**
98,223	$20.00/rsf	02/01/2007-08/31/2016	$163,705.00

*	Provided no uncured Event of Default exists on the date payment is due. Basic Rental shall be abated for the months of October 2006, November 2006, December 2006 and January 2007.

**	Tenant shall pay its Proportionate Share of electrical costs during the free rent period.
4.	Change In Operating Base Year Expense Stop. The parties acknowledge that as of September 1, 2006, a 2006 Base Year Expense Stop shall be used for the purposes of calculating Tenant’s liability for Excess under Exhibit C of the Lease, meaning that the first year for calculation of any Excess shall be calendar year 2007. The change in Operating Expense Base shall go into effect commencing September 1, 2006. Tenant shall remain liable for the Excess using a $5.50 per square foot Operating Expense Base through August 31, 2006.

5.	Tenant Improvement Allowance. Landlord shall provide to Tenant a Tenant Improvement Allowance (the “Tenant Improvement Allowance”) equal to $3.33 per square foot of Rentable Square Feet (98,223rsf) or $327,410.00 to be paid by Landlord to Tenant within thirty (30) days upon receipt of invoice(s) and proper documentation, including but not limited to lien waivers from contractors and subcontractors. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials (the “Construction Hard Costs”), electrical usage during construction (allocated to Tenant as reasonably agreed by Landlord and Tenant), janitorial services. signage, fees, and related non-ad valorem taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Tenant Improvement Allowance. Landlord or its designee shall coordinate the relationship between the Work, the Building, and the Building Systems. In consideration for Landlord’s services, Tenant shall pay to Landlord a construction supervision fee equal to three and one half percent (3.5%) of the Total Construction Hard Costs for all improvements and alterations made to the Premises other than the Shell Construction, which fee shall be paid from the Tenant Improvement Allowance. Tenant must use such allowance before the end of June 30, 2007 or Tenant shall have deemed to forfeit all rights to any unused portion of the Tenant Improvement Allowance. The entire $3.33 per Rentable Square Feet of the Tenant Improvement Allowance must be used for Construction Hard Costs. Any provision herein to the contrary notwithstanding including the preceding sentence, Tenant may use the Tenant Improvement Allowance for the purpose of purchasing among other things, workstations and furniture (“Premises Personal Property”) for the Premises, the ownership of which shall vest in Tenant, provided however, in the event Tenant elects not to renew the Lease at the end of the initial Term Tenant shall not remove the Premises Personal Property purchased through use of the Tenant Improvement Allowance, but rather shall assign to Landlord title to the Premises Personal Property through execution of a Bill of Sale.

6.	Delete Section 23(t), Subsequent Payment by Tenant, in its entirety.

7.	Add the following as a new Section 23(y), Vestibule, to read as follows:

“Landlord shall use commercially reasonable efforts, but in no event later than March 31, 2007, at Landlord’s sole expense replace the North front entrance to the Building with any of the following (i) a vestibule including two stages of doors into the Building, with one stage incorporating the Building security system, (ii) a revolving door or (iii) any other Building system reasonably acceptable to Landlord to replace the current Building North entrance system.”

8.	Brokerage Commissions. Tenant hereby represents and warrants to Landlord that, other than commissions, if any, due and payable to Billingsley Property Services, Inc. and Peloton Real Estate Partners (“Landlord’s Broker”), no commission is due and payable to any broker or other leasing agent in connection with this Amendment based on any commitment undertaken by Tenant, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by Landlord as a result of a breach of the foregoing representation and warranty. Landlord shall be solely liable for payment of any commissions due Landlord’s Broker by reason of this Amendment.
9.	Guaranty. Notwithstanding any other provision in Exhibit K, Guaranty, the Guaranty described therein, unless sooner expiring or terminating, shall terminate and be of no further force or effect at 11:59 p.m. on August 31, 2009. Furthermore, add the following sentence after the end of the third sentence of Exhibit K to read as follows: “Tangible net worth” shall be defined as total assets minus intangible assets minus total liabilities. The term “total liabilities” shall specifically include deferred revenue.

10.	Add Section 23(w) Lobby Use, shall be restated in its entirety to read as follows:

“Subject to the written approval from existing and future tenants of the Building, Tenant shall have the right to locate a receptionist desk and guest seating area (“Seating Area”) in the common area lobby on the first floor (such Seating Area not to exceed 150 square feet and total area, and not to include more than one (1) standard size commercial sofa, two (2) standard sized commercial chairs, one (1) standard sized commercial coffee table and one (1) area rug no larger than 150 square feet). All aspects of the desk and seating area must be approved by both Landlord and third party tenants, including location, materials used, directional signage and various security issues which may arise. Tenant shall be responsible for all costs in restoring the lobby to its original condition upon removal of the reception desk and/or seating area. In the event an existing or future tenant of at least 50,000 square feet of the Building requests to locate a receptionist desk in the common area of the lobby, and Landlord wishes to utilize the Seating Area to satisfy such tenant’s requests, then Tenant shall be responsible for restoring the lobby to its original condition upon removal of the seating area within thirty (30) days of Landlord’s written notice of the existing or future tenant’s request. The existing or future tenant’s receptionist desk will match Tenant’s receptionist desk and signage in such area if applicable, and shall be subject to Tenant’s prior written approval, which shall not be unreasonably delayed, withheld or conditioned.

11.	With regard to calculating any Excess Operating Expenses pursuant to Exhibit C hereto, upon receipt of an Annual Operating Expense Statement, Tenant, at its expense, shall have the right, upon thirty (30) days written notice to Landlord, to audit or cause to be audited the financial records for the Project for the period reflected in such Annual Operating Expense Statement. Such audit shall be performed by a certified independent accounting firm which shall be of national standing and which is not compensated on a contingency basis. Should the Tenant’s audit demonstrate that the Basic Cost for such period are miscalculated by more than five percent (5%), Landlord shall reimburse Tenant for the actual cost of the audit. In any event, Landlord shall reimburse Tenant for any charges found to be in error and likewise, Tenant shall pay to Landlord any net undercharges discovered as a result of the audit. Such audit must be completed during normal business hours in the property manager’s office or other location designated by Landlord and within one hundred eighty (180) days of Tenant’s receipt of the applicable Annual Operating Expense Statement.
12.	Add Section 23(z) Waiver of Rights Under Section 93.012 of the Texas Property Code. Landlord and Tenant are knowledgeable and experienced in commercial transactions and hereby agree that the provisions of this Lease for determining charges, amounts and additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges, amounts or additional Rent. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012, ENTITLED “ASSESSMENT OF CHARGES”, OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

13.	Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument. Additionally, this Amendment may be executed by facsimile signatures and any such facsimile signature shall be deemed an original signature for all purposes.

14.	Full Force and Effect. In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. The Lease remains in full force and effect without any further amendments, alterations, or modifications thereto, except as expressly set forth herein, and Landlord and Tenant expressly ratify and confirm the Lease as amended hereby. The Lease, as amended by this Amendment, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.
     DATED: August 28, 2006
(END OF PAGE: SIGNATURE PAGES FOLLOW)

{SIGNATURE PAGE TO THIRD AMENDMENT -
4000 INTERNATIONAL, PARKWAY — REALPAGE, INC.}

LANDLORD: CB PARKWAY BUSINESS CENTER V, LTD., a Texas limited partnership
By:	15BCO, Inc., a Texas corporation,
its General Partner

By:	/s/ Mack W. Dennis
	Name:	Mack W. Dennis
	Title:	Senior Vice President

{SIGNATURE PAGE TO THIRD AMENDMENT -
4000 INTERNATIONAL, PARKWAY — REALPAGE, INC.}

TENANT: REALPAGE, INC., a Delaware corporation
By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	Chairman, CEO & President

{SIGNATURE PAGE TO THIRD AMENDMENT -
4000 INTERNATIONAL, PARKWAY — REALPAGE, INC.}

GUARANTOR:
By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn